                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 19, 2002
                                                          --------------


                                 INTERCEPT, INC.
                          ----------------------------
                            (Exact Name of Registrant
                          as Specified in its Charter)



   Georgia                          01-14213                       58-2237359
--------------------------------------------------------------------------------
(State or Other                   (Commission                 (I.R.S. Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)



3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia                  30071
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                        (Zip Code)



       Registrant's telephone number, including area code: (770) 248-9600
                                                           --------------



                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        The registrant, InterCept, Inc. (Nasdaq: ICPT), a leading provider of banking technology products and services for community financial institutions, announced after the close of trading on the Nasdaq Stock Market on March 19, 2002 a major expansion in its merchant processing operations. InterCept has entered into a definitive agreement to acquire the assets of Internet Billing Company, Ltd. (iBill), a Ft. Lauderdale-based provider of transaction processing for Web merchants. Separately, InterCept also signed a binding letter agreement to acquire Electronic Payment Exchange, Inc. (EPX), a provider of transaction processing services based in New Castle, Delaware. The full text of InterCept's press release, which is set forth in Exhibit 99.1 hereto, is filed and incorporated in this report as if fully set forth herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

99.1    Press Release dated March 19, 2002.

99.2    Transcript of March 20, 2002 telephone conference call.


Item 9. Regulation FD Disclosure.

        On March 20, 2002, InterCept participated in a telephone conference call relating to its agreements to acquire iBill and EPX. The transcript of the conference call attached as Exhibit 99.2 hereto is not filed but is furnished pursuant to Regulation FD.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 22, 2001                  INTERCEPT, INC.



                                       By: /s/ Scott R. Meyerhoff
                                           -----------------------
                                           Scott R. Meyerhoff
                                           Chief Financial Officer

                                  EXHIBIT LIST

Item No.
-------

 99.1     Press Release dated March 19, 2002.

 99.2     Transcript of March 20, 2002 telephone conference call.